Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T03313-[TBD] For Against Abstain ! ! ! ! ! ! INDIVIOR PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. INDIVIOR PHARMACEUTICALS, INC. 10710 MIDLOTHIAN TURNPIKE, SUITE 125 NORTH CHESTERFIELD, VA 23235 1. To approve the issuance of shares of common stock, par value $0.001 per share, of Indivior Pharmaceuticals, Inc. ("Indivior") in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of August 1, 2026, by and among Indivior, Artemis Merger Sub Inc. and Supernus Pharmaceuticals, Inc., including for purposes of complying with the applicable provisions of Nasdaq Rule 5635 (the “Indivior Share Issuance Proposal”). 2. To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies in favor of the Indivior Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INDV2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T03314-[TBD] INDIVIOR PHARMACEUTICALS, INC. Special Meeting of Stockholders October 15, 2026 10:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jeff Burris and Alice Givens, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Indivior Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on October 15, 2026, at www.virtualshareholdermeeting.com/INDV2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side